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                                                                   EXHIBIT-3

As amended 4/20/99
                                     BYLAWS
                                       OF
                            SIMPSON INDUSTRIES, INC.

                                    ARTICLE I
                                     OFFICES

         1.01 Principal Office. The principal office of the corporation shall be at such place within the State of Michigan as the Board of Directors shall determine from time to time.

         1.02 Other Offices. The corporation also may have offices at such other places as the Board of Directors from time to time determines or the business of the corporation requires.

                                   ARTICLE II
                                      SEAL

         2.01 Seal. The corporation may have a seal in such form as the Board of Directors may from time to time determine. The seal may be used by causing it or a facsimile to be impressed, affixed, reproduced or otherwise.

                                   ARTICLE III
                    SHAREHOLDERS AND MEETINGS OF SHAREHOLDERS

         3.01 Place of Meetings. All meetings of shareholders shall be held at the principal office of the corporation or at such other place as shall be determined by the Board of Directors and stated in the notice of meeting.

         3.02 Annual Meeting. The annual meeting of shareholders of the corporation shall be held on such business day during the fourth month after the end of the fiscal year as the Board of Directors may fix. Directors shall be elected at each Annual Meeting and such other business transacted as may properly come before the meeting in accordance with these Bylaws. The Board of Directors acting by resolution may postpone and reschedule any previously scheduled annual meeting of shareholders. Any annual meeting of shareholders may be adjourned by the Chairman of the meeting or pursuant to a resolution of the Board of Directors.

         3.03 Special Meetings. Special meetings of the shareholders may be called by the Chairman of the Board, or by the President, or pursuant to resolution of the Board of Directors. Business transacted at a special meeting of shareholders shall be confined to the purpose or purposes of the meeting as stated in the notice of the meeting. The Board of Directors acting by resolution may postpone and reschedule any previously scheduled special meeting of shareholders. Any special meeting of shareholders may be adjourned by the Chairman of the meeting or pursuant to resolution of the Board of Directors.


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         3.04  Notice of Meetings. Except as otherwise provided by statute, written notice of the time, place and purposes of a meeting of shareholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder of record entitled to vote at the meeting, either personally, by mailing such notice to his last address as it appears on the books of the corporation or by any other means permitted under the laws of the State of Michigan. No notice need be given of an adjourned meeting of the shareholders provided the time and place to which such meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if after the adjournment a new record date is fixed for the adjourned meeting a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice as provided in this Bylaw.

         3.05 Record Dates. The Board of Directors, the Chairman of the Board (if such office is filled) or the President may fix in advance a date as the record date for the purpose of determining shareholders entitled to notice of and to vote at a meeting of shareholders or an adjournment thereof, or to express consent or to dissent from a proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of a dividend or allotment of a right, or for the purpose of any other action. The date fixed shall not be more than 60 nor less than 10 days before the date of the meeting, nor more than 60 days before any other action. In such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or adjournment thereof, or to express consent or to dissent from such proposal, or to receive payment of such dividend or to receive such allotment of rights, or to participate in any other action, as the case may be, notwithstanding any transfer of any stock on the books of the corporation, or otherwise, after any such record date. Nothing in this Bylaw shall affect the rights of a shareholder and his transferee or transferor as between themselves.

         3.06 List of Shareholders. The Secretary of the corporation or the agent of the corporation having charge of the stock transfer records for shares of the corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders' meeting or any adjournment thereof. The list shall be arranged alphabetically within each class and series, with the address of, and the number of shares held by, each shareholder; be produced at the time and place of the meeting; be subject to inspection by any shareholder during the whole time of the meeting; and be prima facie evidence as to who are the shareholders entitled to examine the list or vote at the meeting.

         3.07 Quorum. Unless a greater or lesser quorum is required in the Articles of Incorporation or by the laws of the State of Michigan, the shareholders present at a meeting in person or by proxy who, as of the record date for such meeting, were holders of a majority of the outstanding shares of the corporation entitled to vote at the meeting shall constitute a quorum at the meeting. Whether or not a quorum is present, a meeting of shareholders may be adjourned by a vote of the shares present in person or by proxy. When the holders of a class or series of shares are entitled to vote separately on an item of business, this Bylaw applies in determining the presence of a quorum of such class or series for transaction of such item of business.

         3.08 Proxies. A shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize other persons to act for the shareholder by proxy.


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A shareholder may authorize another person or persons to act for him or her as proxy in any manner permitted under the laws of the State of Michigan. A proxy shall not be valid after the expiration of three years from its date unless otherwise provided in the proxy. A proxy is revocable at the pleasure of the shareholder executing it except as otherwise provided by the laws of the State of Michigan.

         3.09 Inspectors of Election. The Board of Directors, or the chairman presiding at any shareholders' meeting, may appoint one or more inspectors. If appointed, the inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine challenges or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting, the inspectors shall make and execute a written report to the person presiding at the meeting of any of the facts found by them and matters determined by them. The report shall be prima facie evidence of the facts stated and of the vote as certified by the inspectors.

         3.10 Voting. Each outstanding share is entitled to one vote on each matter submitted to a vote, unless otherwise provided in the Articles of Incorporation. Votes may be cast in writing, signed by the shareholder or shareholder's proxy, or by any other means permitted under the laws of the State of Michigan as determined by the Board of Directors. Votes cast by telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the vote was authorized by the shareholder. When an action, other than the election of directors, is to be taken by a vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon, unless a greater vote is required by the Articles of Incorporation or by the laws of the State of Michigan. Except as otherwise provided by the Articles of Incorporation, directors shall be elected by a plurality of the votes cast at any election.

         3.11  Meetings of Shareholders.

         (A) Annual Meetings of Shareholders. (1) Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (a) pursuant to the corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any shareholder of the corporation who was a shareholder of record at the time of giving of notice provided for in this Bylaw, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Bylaw.

         (2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of paragraph (A)(1) of this Bylaw, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 90th day prior to such annual


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meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the shareholder giving the notice and beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the corporation's books, and of such beneficial owner and (ii) the class and number of shares of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

         (3)   Notwithstanding anything in the second sentence of paragraph (A)
(2) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

         (B) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the corporation who is a shareholder of record at the time of giving of notice provided hereunder, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw. Nominations by shareholders of persons for election to the Board of Directors may be made at such a special meeting of shareholders if the shareholder's notice required by paragraph (A)(2) of this Bylaw shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

         (C) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the


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procedures set forth in this Bylaw. The Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal shall be disregarded.

         (2) For purposes of this Bylaw, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

         (3) Notwithstanding the foregoing provisions of this Bylaw, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                                   ARTICLE IV
                                    DIRECTORS

         4.01 (Section 1) Management of the Corporation. The business and affairs of the corporation shall be managed by the Board of Directors. The directors need not be residents of Michigan.

         4.02 (Section 2) Number and Classification. The number of directors constituting the entire Board of Directors shall not be less than three nor more than twelve, the exact number of directors to be fixed from time to time only by vote of a majority of the entire Board. No decrease in the number of directors shall shorten the term of any incumbent director. Directors need not be shareholders of the Corporation.

         4.03  (Section 3)  [Reserved].

         4.04 (Section 4) Term of Office. Upon the expiration of the directors existing terms of office, each director shall be elected at each annual meeting of shareholders, to hold office until the next annual meeting of shareholders, and until the director's successor is elected and has qualified, or until the director's resignation or removal.

         4.05 (Section 5) Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board for any reason may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, at any meeting of the Board. A director elected to fill a vacancy shall be elected to hold office until the next annual meeting of shareholders, and until the director's successor is elected and has qualified, or until the director's resignation or removal.

         4.06 (Section 6) Removal of Directors. Any or all of the directors may be removed from office at any time, but only for cause, by vote of a majority the shareholders entitled to vote generally


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in the election of directors or by vote of a majority of the entire Board of
Directors, excluding the member whose removal is being voted upon.

         4.07 (Section 7) Annual Meeting. The Board of Directors shall meet each year immediately after the annual meeting of the shareholders, or within three (3) days of such time excluding Sundays and legal holidays if such later time is deemed advisable, at the place where such meeting of the shareholders has been held or such other place as the Board may determine, for the purpose of election of officers and consideration of such business that may properly be brought before the meeting; provided, that if less than a majority of the directors appear for an annual meeting of the Board of Directors the holding of such annual meeting shall not be required and the matters which might have been taken up therein may be taken up at any later special or annual meeting, or by consent resolution.

         4.08 (Section 8) Regular and Special Meetings. Regular meetings of the Board of Directors may be held at such times and places as the majority of the directors may from time to time determine at a prior meeting or as shall be directed or approved by the vote or written consent of all the directors. Special meetings of the Board may be called by the Chairman of the Board (if such office is filled) or the President and shall be called by the President or Secretary upon the written request of any two directors.

         4.09 (Section 9) Notices. No notice shall be required for annual or regular meetings of the Board or for adjourned meetings, whether regular or special. Three days' written notice, or 24-hour telephonic notice, shall be given for special meetings of the Board, and such notice shall state or recite the time, place and purpose or purposes of the meeting.

         4.10 (Section 10) Quorum. A majority of the Board of Directors then in office, or of the members of a committee thereof, constitutes a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which there is a quorum shall be the acts of the Board or of the committee, except as a larger vote may be required by the laws of the State of Michigan. A member of the Board or of a committee designated by the Board may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can communicate with each other. Participation in a meeting in this manner constitutes presence in person at the meeting.

         4.11 (Section 11) Executive and Other Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, appoint three or more members of the Board as an executive committee to exercise all powers and authorities of the Board in management of the business and affairs of the corporation, except that the committee shall not have power or authority to:

         (a)   Amend the Articles of Incorporation;

         (b)   Adopt an agreement of merger or plan of share exchange;

         (c) Recommend to shareholders the sale, lease or exchange of all or substantially all of


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the corporation's property and assets;

         (d) Recommend to shareholders a dissolution of the corporation or revocation of a dissolution;

         (e)   Amend these Bylaws;

         (f)   Fill vacancies in the Board; or

         (g) Unless expressly authorized by the Board, declare a dividend or authorize the issuance of stock.

         The Board of Directors from time to time may, by like resolution, appoint such other committees of one or more directors to have such authority as shall be specified by the Board in the resolution making such appointments. The Board of Directors may designate one or more directors as alternate members of any committee who may replace an absent or disqualified member at any meeting thereof.

         4.12 (Section 12) Dissents. A director who is present at a meeting of the Board of Directors, or a committee thereof of which the director is a member, at which action on a corporate matter is taken is presumed to have concurred in that action unless the director's dissent is entered in the minutes of the meeting or unless the director files a written dissent to the action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation promptly after the adjournment of the meeting. Such right to dissent does not apply to a director who voted in favor of such action. A director who is absent from a meeting of the Board, or a committee thereof of which he is a member, at which any such action is taken is presumed to have concurred in the action unless he files his written dissent with the Secretary of the corporation within a reasonable time after he has knowledge of the action.

         4.13 (Section 13) Compensation. The Board of Directors, by affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of directors for services to the corporation as directors or officers.

                                    ARTICLE V
                                  CAPITAL STOCK

         5.01 Issuance of Shares. The shares of capital stock of the corporation shall be issued in such amounts, at such times, for such consideration and on such terms and conditions as the Board shall deem advisable, subject to the provisions of the Articles of Incorporation of the corporation and the further provisions of these Bylaws, and subject also to any requirements or restrictions imposed by the laws of the State of Michigan.

         5.02 Certificates for Shares. The shares of the corporation shall be represented by certificates signed by the Chairman of the Board, President or a Vice President and also may be signed by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the corporation, and


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may be sealed with the seal of the corporation or a facsimile thereof. The signatures of the officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or its employee. In case an officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer before the certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of issuance. A certificate representing shares shall state upon its face that the corporation is formed under the laws of the State of Michigan; the name of the person to whom it is issued; the number and class of shares, and the designation of the series, if any, which the certificate represents; the par value of each share represented by the certificate, or a statement that the shares are without par value; and such other provisions as may be required by the laws of the State of Michigan.

         5.03 Transfer of Shares. The shares of the capital stock of the corporation are transferable only on the books of the corporation upon surrender of the certificate therefor, properly endorsed for transfer, and the presentation of such evidences of ownership and validity of the assignment as the corporation may require.

         5.04 Registered Shareholders. The corporation shall be entitled to treat the person in whose name any share of stock is registered as the owner thereof for purposes of dividends and other distributions in the course of business, or in the course of recapitalization, merger, plan of share exchange, reorganization, sale of assets, liquidation or otherwise and for the purpose of votes, approvals and consents by shareholders, and for the purpose of notices to shareholders, and for all other purposes whatever, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the corporation shall have notice thereof, save as expressly required by the laws of the State of Michigan.

         5.05 Lost or Destroyed Certificates. Upon the presentation to the corporation of a proper affidavit attesting the loss, destruction or mutilation of any certificate or certificates for shares of stock of the corporation, the Board of Directors shall direct the issuance of a new certificate or certificates to replace the certificates so alleged to be lost, destroyed or mutilated. The Board of Directors may require as a condition precedent to the issuance of new certificates any or all of the following:

               (a) Presentation of additional evidence or proof of the loss, destruction or mutilation claimed;

               (b) Advertisement of loss in such manner as the Board of Directors may direct or approve;

               (c) A bond or agreement of indemnity, in such form and amount and with such sureties, or without sureties, as the Board of Directors may direct or approve;

               (d) The order or approval of a court or judge.

                                   ARTICLE VI
               NOTICES, WAIVERS OF NOTICE AND MANNER OF ACTING





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         6.01  Notices. All notices of meetings required to be given to shareholders, directors or any committee of directors may be given by mail, telecopy, telegram, cablegram or any other means permitted under the laws of the State of Michigan to any shareholder, director or committee member at his last address as it appears on the books of the corporation. Such notice shall be deemed to be given at the time when the same shall be mailed or otherwise dispatched. Telephonic notice may be given for special meetings of the Board as provided in Section 4.09.

         6.02 Waiver of Notice. Notice of the time, place and purpose of any meeting of shareholders, directors or committee of directors may be waived by telecopy, telegram, radiogram, cablegram or other writing, either before or after the meeting, or in such other manner as may be permitted by the laws of the State of Michigan. Attendance of a person at any meeting of shareholders, in person or by proxy, or at any meeting of directors or of a committee of directors, constitutes a waiver of notice of the meeting except as follows:

         (a) In the case of a shareholder, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, or unless with respect to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, the shareholder objects to considering the matter when it is presented.

         (b) In the case of a director, unless he or she at the beginning of the meeting, or upon his or her arrival, objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

         6.03 Action Without a Meeting. Any action required or permitted at any meeting of shareholders or directors or committee of directors may be taken without a meeting, without prior notice and without a vote, if all of the shareholders or directors or committee members entitled to vote thereon consent thereto in writing before or after the action is taken.

                                   ARTICLE VII
                                    OFFICERS

         7.01 Number. The Board of Directors shall elect or appoint a Chairman of the Board, a President, a Secretary and a Treasurer and such Vice Presidents, Assistant Secretaries and/or Assistant Treasurers as the Board of Directors may from time to time determine. Any two or more of the above offices, except those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify an instrument in more than one capacity if the instrument is required by law, the Articles of Incorporation or these Bylaws to be executed, acknowledged, or verified by one or more officers.

         7.02 Term of Office, Resignation and Removal. An officer shall hold office for the term for which he is elected or appointed and until his successor is elected or appointed and qualified, or until his resignation or removal. An officer may resign by written notice to the corporation. The resignation is effective upon its receipt by the corporation or at a subsequent time specified in the notice of resignation. An officer may be removed by the Board with or without cause. The removal


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of an officer shall be without prejudice to his contract rights, if any. The election or appointment of an officer does not of itself create contract rights.

         7.03 Vacancies. The Board of Directors may fill any vacancies in any office occurring for whatever reason.

         7.04 Authority. All officers, employees and agents of the corporation shall have such authority and perform such duties in the conduct and management of the business and affairs of the corporation as may be designated by the Board of Directors and these Bylaws.

                                  ARTICLE VIII
                               DUTIES OF OFFICERS

         8.01 Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws. The Chairman may also be the Chief Executive Officer of the corporation if so designated by the Board of Directors.

         8.02 President. The President shall be the Chief Executive Officer of the corporation unless otherwise designated by the Board of Directors. The Chief Executive Officer shall see that all orders and resolutions of the Board are carried into effect and shall have the general powers of supervision and management over the business and affairs of the corporation customarily vested in the Chief Executive Officer. The President shall perform such other duties as may be prescribed from time to time by the Board of Directors and shall also assume the duties of the Chairman in the absence or disability of the Chairman of the Board.

         8.03 Vice Presidents. The Vice Presidents shall have such powers and perform such duties as may be assigned to them by the Chairman of the Board, the President or the Board of Directors. In the absence or disability of the President, the Vice President designated by the Board shall perform his duties and exercise his powers and shall perform such other duties as the Board of Directors may from time to time prescribe.

         8.04 Secretary. The Secretary shall attend all meetings of the Board of Directors and of shareholders and shall record all votes and minutes of all proceedings in a book to be kept for that purpose. He shall give or cause to be given notice of all meetings of the shareholders and of the Board of Directors. He shall keep in safe custody the seal of the corporation and, when authorized by the Board, affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature, or by the signature of the Treasurer or an Assistant Secretary. The Secretary may delegate any of his duties, powers and authorities to one or more Assistant Secretaries, unless such delegation is disapproved by the Board.

         8.05 Treasurer. The Treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books of the corporation; and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall render to the Chief Executive Officer and directors, whenever they may require it, an account of his transactions as Treasurer and of the financial condition of the corporation. The Treasurer may delegate any of his duties, powers and authorities to one or more Assistant Treasurers, unless such delegation is disapproved by the Board of Directors.

         8.06 Assistant Secretaries and Treasurers. The Assistant Secretaries, in order of their seniority, shall perform the duties and exercise the powers and authorities of the Secretary in case of the Secretary's absence or disability. The Assistant Treasurers, in the order of their seniority, shall perform the duties and exercise the powers and authorities of the Treasurer in case of the Treasurer's absence or disability. The Assistant Secretaries and Assistant Treasurers shall also perform such duties as may be delegated to them by the Secretary and Treasurer, respectively, and also such duties as the Board of Directors may prescribe.

                                   ARTICLE IX
                             SPECIAL CORPORATE ACTS

         9.01 Orders for Payment of Money. All checks, drafts, notes, bonds, bills of exchange and orders for payment of money of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         9.02 Contracts and Conveyances. The Board of Directors of the corporation may in any instance designate the officer and or agent who shall have authority to execute any contract, conveyance, mortgage, proxy or other instrument on behalf of the corporation, or may ratify or confirm any execution. When the execution of any instrument has been authorized without specification of the executing officers or agents, the Chairman of the Board, the President or any Vice President, and the Secretary or Assistant Secretary or Treasurer or Assistant Treasurer, may execute the same in the name and on behalf of this corporation and may affix the corporate seal thereto.

                                    ARTICLE X
                                BOOKS AND RECORDS

         10.01 Maintenance of Books and Records. The proper officers and agents of the corporation shall keep and maintain such books, records and accounts of the corporation's business and affairs, minutes of the proceedings of its shareholders, Board and committees, if any, and such stock ledgers and lists of shareholders, as the Board of Directors shall deem advisable, and as shall be required by the laws of the State of Michigan and other states or jurisdictions empowered to impose such requirements. Books, records and minutes may be kept within or without the State of Michigan in a place which the Board shall determine.

         10.02 Reliance on Books and Records. In discharging his duties, a director or an officer of the corporation, when acting in good faith, may rely upon information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by any of the following:

         (a) One or more directors, officers, or employees of the corporation, or of a business organization under joint control or common control, whom the director or officer reasonably believes to be reliable and competent in the matters presented;

         (b) Legal counsel, public accountants, engineers, or other persons as to matters the director or officer reasonably believes are within the person's professional or expert competence; or

         (c) A committee of the board of which he or she is not a member if the director or officer reasonably believes the committee merits confidence. A director or officer is not entitled to rely on the information set forth above if he or she has knowledge concerning the matter in question that makes reliance otherwise permitted unwarranted.

                                   ARTICLE XI
                                   AMENDMENTS

         11.01 Amendments. Except as provided in the Articles of Incorporation of the corporation, these By-Laws may be altered, amended, supplemented or repealed by vote of a majority of the vote of a majority of the votes cast by shareholders entitled to vote for the election of directors, or by the Board of Directors, provided that the Board shall not alter, amend, supplement or repeal any Bylaws fixing or affecting their qualifications, classifications or term of office. Any Bylaws adopted, altered, amended, supplemented or repealed by the Board of Directors may be thereafter altered, amended, supplemented, repealed or readopted by the shareholders.

                                   ARTICLE XII
                                 INDEMNIFICATION

         12.01 Non-Derivative Actions. Subject to all of the other provisions of this Article, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including actual and reasonable attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to any criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         12.02 Derivative Actions. Subject to all of the provisions of this Article, the corporation shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by the person in connection with such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. However, indemnification shall not be made for any claim, issue or matter in which such person has been found liable to the corporation unless and only to the extent that the court in which such action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for the reasonable expenses incurred.

         12.03 Expenses of Successful Defense. To the extent that a person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 12.01 or 12.02 of these Bylaws, or in defense of any claim, issue or matter in the action, suit or proceeding, the person shall be indemnified against actual and reasonable expenses (including attorneys' fees) incurred by such person in connection with the action, suit or proceeding and any action, suit or proceeding brought to enforce the mandatory indemnification provided by this Article XII.

         12.04 Definition. For the purposes of Sections 12.01 and 12.02, "other enterprises" shall include employee benefit plans; "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and "serving at the request of the corporation" shall include any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, the director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner "not opposed to the best interests of the corporation or its shareholders" as referred to in Sections 12.01 and 12.02.

         12.05 Contract Right; Limitation on Indemnity. The right to indemnification conferred in this Article XII shall be a contract right, shall apply to services of a director or officer as an employee or agent of the corporation as well as in such person's capacity as a director or officer, from the date he became or becomes such director or officer, and any repeal or modification of this section shall not adversely affect any right or protection existing at the time of such repeal or modification. Except as provided in
Section 12.03 of these Bylaws, the corporation shall have no obligations under this Article XII to indemnify any person in connection with any proceeding, or part thereof, initiated by such person without authorization by the Board of Directors.

         12.06 Determination That Indemnification is Proper. Any indemnification under Section 12.01 or 12.02 of these Bylaws (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 12.01 or 12.02, whichever is applicable, and upon an evaluation of the reasonableness of expenses and amount paid in settlement. Such determination and evaluation shall be made in any of the following ways:

         (a) By a majority vote of a quorum of the Board consisting of directors who are not parties or threatened to be made parties to such action, suit or proceeding;

         (b) If the quorum described in clause (a) above is not obtainable, then by a majority vote of a committee of directors duly designated by the Board of Directors and consisting solely of two or more directors who are not at the time parties or threatened to be made parties to the action, suit or proceeding;

         (c) By independent legal counsel in a written opinion which counsel shall be selected in one of the following ways: (i) by the board or its committee in the manner prescribed in subparagraph (a) or (b); or (ii) if a quorum of the board cannot be obtained under subparagraph (a) and a committee cannot be designated under subparagraph (b), by the board; or

         (d) By the shareholders, but shares held by directors or officers who are parties or threatened to be made parties to the action, suit or proceeding may not be voted.

         12.07 Proportionate Indemnity. If a person is entitled to indemnification under Section 12.01 or 12.02 of these Bylaws for a portion of expenses, including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount thereof, the corporation shall indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

         12.08 Expense Advance. The corporation shall pay or reimburse the reasonable expenses incurred by a person referred to in Section 12.01 or 12.02 of these bylaws who is a party or threatened to be made a party to an action, suit, or proceeding in advance of final disposition of the proceeding if all of the following apply:

         (a) The person furnishes the corporation a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct set forth in Section 12.01 or 12.02;

         (b) The person furnishes the corporation a written undertaking executed personally, or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct;

         (c)   The authorization of payment is made in the manner specified in
Section 12.06; and

         (d) A determination is made that the facts then known to those making the determination would not preclude indemnification under Section 12.01 or
12.02. The undertaking shall be an unlimited general obligation of the person on whose behalf advances are made but need not be secured.

         12.09 Non-Exclusivity of Rights. The indemnification or advancement of expenses provided under this Article XII is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under a contractual arrangement with the corporation. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.

         12.10 Indemnification of Employees and Agents of the Corporation. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the corporation to the fullest extent of the provisions of this Article XII with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

         12.11 Former Directors and Officers. The indemnification provided in this Article XII continues as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

         12.12 Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have power to indemnify him against such liability under these Bylaws or the laws of the State of Michigan.

         12.13 Changes in Michigan Law. In the event of any change of the Michigan statutory provisions applicable to the corporation relating to the subject matter of Article XII of these Bylaws, then the indemnification to which any person shall be entitled hereunder shall be determined by such changed provisions, but only to the extent that any such change permits the corporation to provide broader indemnification rights than such provisions permitted the corporation to provide prior to any such change. Subject to Section 12.15, the Board of Directors is authorized to amend these Bylaws to conform to any such changed statutory provisions.

         12.14 Enforcement of Rights. Any indemnification or payment in advance of final disposition under this Article XII shall be made promptly, and in any event within 30 days, after written request to the corporation by the person seeking such indemnification or payment. The rights granted by this Article XII shall be enforceable by such person in any court of competent jurisdiction.

         12.15 Amendment or Repeal of Article XII. No amendment or repeal of this Article XII shall apply to or have any effect on any director or officer of the corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.